UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________
FORM 8-K
_____________________________
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2015

Commission File Number	Exact Name of Registrant as Specified in its Charter, State of Incorporation, Address of Principal Executive Offices and Telephone Number	IRS Employer Identification No.
1-11607	DTE Energy Company (a Michigan corporation) One Energy Plaza Detroit, Michigan 48226-1279 313-235-4000	38-3217752

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities

On December 17, 2015, DTE Energy Services, Inc., a wholly-owned subsidiary of DTE Energy Company ("DTE Energy" or the "Company"), announced the closure of its Shenango Incorporated coke battery plant located in Pittsburgh, PA, in response to a sharp downturn in the North American steel industry. The closure optimizes the Company's coke production at its larger, more efficient facility. Production of coke from the Shenango battery will cease in mid-January 2016, with shutdown of the plant completed in the first half of 2016.

A total of 173 employees will be affected by the closure. DTE Energy expects to incur one-time, nonrecurring charges, on an after tax basis, of approximately $60 million in 2015, including $55 million of fixed asset write-offs, $3 million of employee severance expenses, and $2 million of other expenses. Approximately $6 million of these charges will be cash.

A copy of the Company's December 17, 2015 press release announcing the closure is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 2.06 Material Impairments

The information contained in Item 2.05 relating to the asset impairments is incorporated into this Item 2.06 by reference.

Item 7.01 Regulation FD Disclosure

DTE Energy is confident in achieving its earnings targets, and is reaffirming its 2015 operating earnings guidance of $4.65 - $4.91 per share and its 2016 early outlook operating earnings guidance of $4.80-$5.05 per share.

In this filing, DTE Energy discusses 2015 and 2016 operating earnings guidance. It is likely that certain items that impact the company's 2015 and 2016 reported results will be excluded from operating results. Reconciliations to the comparable 2015 and 2016 reported earnings guidance are not provided because it is not possible to provide a reliable forecast of specific line items. These items may fluctuate significantly from period to period and may have a significant impact on reported earnings.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 of Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth in such a filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1     Press Release of DTE Energy Company dated December 17, 2015.

Forward-Looking Statements:

This Form 8-K contains forward-looking statements that are subject to various assumptions, risks and uncertainties. It should be read in conjunction with the “Forward-Looking Statements” section in DTE Energy's 2014 Form 10-K and 2015 Forms 10-Q (which sections are incorporated by reference herein), and in conjunction with other SEC reports filed by DTE Energy that discuss important factors that could cause DTE Energy's actual results to differ materially. DTE Energy expressly disclaims any current intention to update any forward-looking statements contained in this report as a result of new information or future events or developments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 17, 2015

DTE ENERGY COMPANY (Registrant)

/s/PETER B. OLEKSIAK Peter B. Oleksiak Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of DTE Energy Company dated as of December 17, 2015.